UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     September 29, 2014

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Main St., Suite 201, Conway AR	72032
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	855-440-8484

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.

On September 29, 2014, the Company entered into a Fifth Business Financing Modification Agreement with Bridge Bank, N.A. that, among other things:

(i)
provided for a thirty-six (36) month $2,000,000 term loan which bears interest at the prime rate plus 1% that refinances the Company’s existing term loan with Bridge Bank, which had $1,408,889 outstanding at September 28, 2014 and bore interest at the prime rate plus 6%;

(ii)
renewed the existing revolving $10 million credit line, where availability is based on 80% of eligible receivables plus an additional non-formula amount of $1 million with eligible receivables bearing interest at the prime rate plus 0.5% and the $1 million non-formula at the prime rate plus 1%.

(iii)
revised the targets for the Company’s financial covenants to (A) an Asset Coverage Ratio, measured monthly of (i) not less than 1.15 to 1.00 for the August 2014 to December 2014 measuring periods, and (ii) not less than 1.25 to 1.00 for each monthly measuring period thereafter; and (B) a Debt Service Coverage Ratio, measured monthly on a trailing 3 month basis, of (i) not less than 1.50 to 1.00 for the August 2014 measuring period, and (ii) not less than 1.75 to 1.00 for each monthly measuring period thereafter;

(iv)	revised the Maturity Date of the revolver from March 29, 2015 to September 20, 2016 or such earlier date as provided in the agreement; and

(v)	retroactively waived an existing default under the agreement related to compliance with certain financial covenants.

The foregoing description of the Fifth Business Financing Modification Agreement is a summary and is qualified in its entirety by the terms of the Fifth Business Financing Modification Agreement, a copy of which will be filed with the Company's quarterly report on Form 10-Q for the quarter ending September 30, 2014.

Item 7.01 Regulation FD Disclosure.

On September 30, 2014 Inuvo, Inc. issued a press release announcing Bridge Bank, N.A. amendment.  A copy of the Company’s press release is being furnished herewith as Exhibit 99.1.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Inuvo, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press release dated September 30, 2014, titled “Inuvo Improves Availability of Capital Through Enhanced Bank Agreement.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: September 30, 2014	By:	/s/ John B. Pisaris
John B. Pisaris, General Counsel

EXHIBIT INDEX

99.1	Press release dated September 30, 2014, titled “Inuvo Improves Availability of Capital Through Enhanced Bank Agreement.”